UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,
Tsimshatsui, Kowloon,
Hong Kong SAR
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (852) 2317 5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      On December 14, 2007, the Board of Directors of Man Sang Holdings, Inc. (the “Company”) approved amendments to Article V, Sections 5.01 and 5.02 in the Company’s bylaws to comply with a new American Stock Exchange (“AMEX”) listing requirement that all listed companies become “Direct Registration System Eligible” (“DRS”) by January 1, 2008. The DRS program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the issuer’s transfer agent without the issuance of a physical stock certificate, including by electronic means, such as through the DRS program offered by the Depository Trust Company. To meet the AMEX listing requirement, the Company must ensure that it permits the issuance of uncertificated shares. As a result, the Company has amended its bylaws, effective immediately, to provide for the uncertificated shares of the Company’s stock.

     The foregoing summary of the terms of the Amended and Restated Bylaws is subject to, and qualified in its entirety by, the complete text of the Amended and Restated Bylaws, which are attached to this current report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibit

(d)	Exhibits

	Exhibit Number	Description of Exhibit

	3.2	Amended and Restated Bylaws of Man Sang Holdings, Inc., amended and effective as of December 14, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007	MAN SANG HOLDINGS, INC.

	By:	/s/ CHENG Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Man Sang Holdings, Inc., amended and effective as of December 14, 2007